Exhibit 5.1

WOODBURN AND WEDGE Attorneys and Counselors At Law Sierra Plaza 6100 Neil Road, Suite 500
Reno, Nevada 89511-1149
Telephone (775) 688-3000
Facsimile (775) 688-3088

Gregg P. Barnard

E-MAIL: gbarnard@woodburnandwedge.com

DIRECT DIAL: (775) 688-3025

October 28, 2020

Genius Brands International, Inc.

190 N. Cannon Drive, 4th Floor

Beverly Hills, California 90210

Ladies and Gentlemen:

We have acted as special Nevada counsel to Genius Brands International, Inc., a Nevada corporation (the “Company”), in connection with the Company’s filing on the date hereof of a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company pursuant to Rule 462(b) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the registration of a presently indeterminate aggregate amount of: (i) the Company’s common stock, par value $0.001 per share, as described in the Registration Statement (the “Common Stock”); and warrants to purchase Common Stock of the Company (the “Warrants”), all of which may be issued from time to time in one offering or multiple offerings. The Registration Statement incorporates by reference the Registration Statement on Form S-3 (Registration No. 333-248623), which was declared effective by the Commission on September 15, 2020.

In connection with rendering this opinion, we have examined or are familiar with the Articles of Incorporation of the Company, as amended to the date hereof, the Bylaws of the Company, as amended to the date hereof, the corporate proceedings with respect to the authorization of the Registration Statement, and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.  As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the Registration Statement and the aforesaid records, certificates and documents.

Genius Brands International, Inc.

October 28, 2020

We are informed by the Company, and our opinions expressed below assume, that the authorized class or series, number of shares, voting power, designations, preferences, limitations, restrictions, relative rights and terms and conditions of the Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective and the particular terms, conditions and relative rights of any Warrants will be set forth in a supplement to the prospectus forming a part of the Registration Statement. We assume that the Company has sufficient authorized, unissued and unreserved shares of Common Stock (or will validly amend the Company’s Articles of Incorporation to authorize a sufficient number of shares of Common Stock prior to the issuance thereof) available for issuance as provided in the Registration Statement and any related amendment thereto or prospectus supplement.

Subject to the foregoing and the additional qualifications, limitations and assumptions set forth below, we are of the opinion that:

1.       The Company is a corporation duly organized and legally existing under the laws of the State of Nevada and is in good standing under said laws.

2.       The Common Stock will be validly issued, fully paid and nonassessable, when:

(a)       such Common Stock is specifically authorized for issuance and sale by action, resolutions or consent duly adopted by the Board of Directors and, to the extent required, the stockholders of the Company (“Equity Authorizing Resolutions”) approving the pricing, adequacy of consideration and the rights, preferences, privileges, restrictions, terms and conditions thereof;

(b)       the terms of the offer, issuance and sale of shares of Common Stock have been duly established in conformity with the Company’s Articles of Incorporation, Bylaws, the Equity Authorizing Resolutions, and as authorized by the approval of the stockholders of the Company, if such approval is so required;

(c)       compliance with the Securities Act and action of the Commission permitting the Registration Statement to become effective; and

(d)       the Company has received the consideration provided for in the applicable Equity Authorizing Resolutions.

3. The Warrants will constitute valid and legally binding obligations of the Company, to the extent that Nevada law governs such issues, when:

(a)	such Warrants are specifically authorized for issuance by action, resolutions or consent duly adopted by the Board of Directors and, to the extent required, the stockholders of the Company (“Warrant Authorizing Resolutions”) which include the pricing and terms upon which the Warrants are to be issued, their form and content and the consideration for which shares or other securities are to be issued in connection therewith;

Genius Brands International, Inc.

October 28, 2020

(b)	the respective documents and agreements relating to the creation, offering, issuance and sale of the Warrants (the “Warrant Documents”) have been duly authorized, executed and delivered and are enforceable in accordance with their terms;

(c)	the terms of the offer, issuance and sale of such Warrants have been duly established in conformity with the applicable Warrant Documents and Warrant Authorizing Resolutions;

(d)	the applicable Warrants have been duly executed and countersigned in accordance with the applicable Warrant Documents and created, offered, issued and sold as contemplated in the Registration Statement (and any amendment thereto, including any prospectus supplement), the applicable Warrant Authorizing Resolutions and the applicable Warrant Documents; and

(e)	the Company has received the consideration for the Warrants provided for in the applicable Warrant Authorizing Resolutions.

Our opinions set forth in paragraphs 2 and 3, are subject to (a) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law.

We offer no advice and express no opinion as to any provision contained in or otherwise made a part of the Common Stock or Warrants (i) providing for rights of indemnity or contribution, (ii) purporting to waive (or having the effect of waiving) any rights under the Constitution or laws of the United States of America or any state, (iii) providing for, or having the effect of, releasing any person prospectively from liability for its own wrongful or negligent acts, or breach of such documents and instruments, (iv) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (v) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (vii) the creation, validity, attachment, perfection, or priority of any lien or security interest, (viii) provisions for exclusivity, election or cumulation of rights or remedies, (ix) grants of setoff rights, (x) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (xi) provisions purporting to make a guarantor primarily liable rather than as a surety, (xii) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (xiii) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or judgment in respect of such a claim) be converted to U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (xiv) specifying the jurisdiction the laws of which shall be applicable thereto or specifying or limiting the jurisdictions before the courts of which cases relating to the securities may be brought, (xv) providing that the failure to exercise any right, remedy or option shall not operate as a waiver thereof, (xvi) to the effect that amendments, waivers and modifications may only be made in writing, (xvii) purporting to establish any evidentiary standard, (xviii) granting any power of attorney or proxies, (xix) purporting to waive or otherwise affect any right to receive notice, (xx) purporting to restrict competition, and (xxi) the severability, if invalid, of provisions to the foregoing effect. We offer no opinion as to any security into which any Warrants may be convertible.

Genius Brands International, Inc.

October 28, 2020

With your consent, we have assumed that each Warrant and Warrant Document (collectively, the “Documents”) (i) will be duly authorized, executed and delivered by the parties thereto, (ii) that each of the Documents will constitute legally valid and binding obligations of the parties thereto, other than the Company, enforceable against each of them in accordance with their respective terms, and (iii) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from or to make required registrations, declarations or filings with, governmental authorities.

The foregoing opinion is limited to the matters expressly set forth herein and no opinion may be implied or inferred beyond the matters expressly stated. We disclaim any obligation to update this letter for events occurring after the date of this letter, or as a result of knowledge acquired by us after that date, including changes in any of the statutory or decisional law after the date of this letter.  We are members of the bar of the State of Nevada.  We express no opinion as to the effect and application of any United States federal law, rule or regulation or any federal or state securities laws of any state, including the State of Nevada.  We are not opining on, and assume no responsibility as to, the applicability to or the effect on any of the matters covered herein of the laws of any other jurisdiction, other than the laws of Nevada as presently in effect.

We hereby consent:

1.       To being named in the Registration Statement and in any amendments thereto as counsel for the Company;

2.       To the statements with reference to our firm made in the Registration Statement of the Company on Form S-3; and

3.       To the filing of this opinion as an exhibit to the Registration Statement.

Genius Brands International, Inc.

October 28, 2020

In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. The law firm of Vinson & Elkins LLP may rely on this opinion in connection with the opinion to be rendered by them in connection with the Registration Statement.

Sincerely,

WOODBURN AND WEDGE

By: /s/ Gregg P. Barnard
Gregg P. Barnard